UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2008

FINANCIAL MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-32923
(Commission File Number)

33-0198542
(I.R.S. Employer Identification No.)

2355 Main Street, Suite 120
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)

(949) 486-3990
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Financial Media Group, Inc., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 8.01  OTHER EVENTS

On August 27, 2007, the Board of Directors of the Registrant authorized the conversion of two Convertible Promissory Notes of $1,500,000 (One Million Five Hundred Thousand Dollars) each, payable to Mr. Albert Aimers (or assignee), Chief Executive Officer of the Registrant, due January 10, 2010. On January 4, 2008, the Registrant agreed to issue 15,000,000 shares of its common stock to AMC Capital Group, Inc., a corporation of which Mr. Aimers is an officer, director and principal shareholder, in exchange for cancellation of a principal balance of $3,000,000 debt owed to Mr. Aimers. The shares issued by the Registrant were valued at the closing market price of the shares on January 3, 2008, which was $0.20 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL MEDIA GROUP, INC.

By /s/ Javan Khazali
Javan Khazali
Chief Operating Officer

Dated: January 8, 2008

EXHIBIT INDEX

Exhibit No.       Description of Exhibit

10.1	Convertible Promissory Notes of $1,500,000 each, dated January 3, 2005